SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                  June 26, 2009

                           DOMAIN REGISTRATION, CORP.
                          -----------------------------
             (Exact Name of Registrant as Specified in its Charter)

        Nevada                      000-25487                     88-0409159
(State of incorporation)    (Commission File Number)            (IRS Employer
                                                             Identification No.)

            New Agriculture Development Park
Daquan Village, Tonghua County, Jilin Province, P.R. China          134115
        (Address of principal executive offices)                  (Zip Code)

                                  212-519-7418
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

(a) Dismissal of Principal Accountant

1. On June 26, 2009, Domain Registration, Corp. (the "Company") dismissed Moore & Associates Chartered as independent registered public accounting firm for the Company. Moore & Associates Chartered was appointed as the independent registered public accounting firm for the Company on March 5, 2008 following the dismissal of Kyle L. Tingle, CPA, LLC.

2. The audit report of Moore & Associates Chartered on the financial statements of the Company as of and for the year ended December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report noted that there was substantial doubt concerning the Company's ability to continue as a going concern since the Company had no operations or a source of revenue sufficient to cover operations.

3. The decision to dismiss Moore & Associates Chartered was approved by the Board of Directors of the Company.

4. In connection with the audit of the Company's financial statements for the fiscal year ended December 31, 2008 and through the date of this Current Report:
(i) there were no disagreements between the Company and Moore Associates Chartered on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Moore & Associates Chartered, would have caused Moore & Associates Chartered to make reference to the subject matter of the disagreement in its report on the Company's financial statements for such year or during the interim period through the date of this Report, and (ii) there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

5. The Company has provided Moore & Associates Chartered a copy of the disclosures in this Form 8-K and has requested that Moore & Associates Chartered furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Moore & Associates Chartered agrees with the Company's statements in this Item 4.01(a). A copy of the letter dated June 30,2009 furnished by Moore & Associates Chartered in response to that request has been filed as Exhibit 16.1 to this Form 8-K.

(b) Engagement of Principal Accountant

1. On June 30, 2009, the Company engaged Sherb & Co., LLC as its registered independent public accountants for the fiscal year ending December 31, 2009. The decision to engage Sherb & Co., LLC was approved by the Board of Directors of the Company.

2. During the Company's two most recent fiscal years ended December 31, 2008 and 2007 and through the date of this Current Report, the Company did not consult with Sherb & Co., LLC on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company's financial statements, and Sherb & Co., LLC did not provide either a written report or oral advice to the Company that Sherb & Co., LLC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304
(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K. Sherb & Co., LLC did issue an audit report on consolidated balance sheets of China Northern Pharmacy Holding Group Limited and its Subsidiaries as of December 31, 2008 and 2007 and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 2008 and 2007. On May 7, 2009, the Company acquired China Northern Pharmacy Holding Group Limited pursuant to an Agreement and Plan of Merger dated April 30, 2009 in a reverse acquisition transaction previously reported in the Company's Current Report on Form 8-K filed on May 8, 2009.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

16.1 Letter dated June 30, 2009 from Moore & Associates Chartered to the Commission

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2009

                                       DOMAIN REGISTRATION, CORP.


                                       By: /s/ Yunlu Yin
                                           -------------------------------------
                                           Yunlu Yin
                                           President and Chief Executive Officer